UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2024

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive

Central Islip, New York 11722

(Address of Principal Executive Offices)

(631) 981-7081

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of May 28, 2024, the Board of Directors (the “Board”) of CVD Equipment Corporation (the “Company”) voted to appoint Andrew Africk to serve as a member of the Board. Immediately prior to the appointment of Mr. Africk, the Board voted to expand the number of directors constituting the full Board from six to seven.

Mr. Africk is the founder of Searay Capital LLC, a private investment company. Mr. Africk established Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo Global Management. As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications, and he has 30 years of experience financing, analyzing and investing in public and private companies. In the last five years, Mr. Africk has served on the board of directors of ADT Inc., which provides residential and commercial security systems and services. Additionally, Mr. Africk serves on the Board of Advisors of the University of Pennsylvania School of Engineering and Applied Science. Mr. Africk graduated from UCLA with a B.A. in Economics, from the University of Pennsylvania Law School with a J.D., and from the University of Pennsylvania’s Wharton School of Business with an MBA.

In accordance with the Company’s non-employee director compensation policy adopted on October 1, 2021, as a non-employee director of the Company, Mr. Africk is entitled to receive cash compensation in the amount of $40,000 per year for his service on the Board and $40,000 of restricted stock that vests quarterly over his term of service.

There are no family relationships between Mr. Africk and any director or executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Africk has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Africk is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2024

CVD EQUIPMENT CORPORATION

By:	/s/ Richard Catalano
Name:	Richard Catalano
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer